Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statements (Form S-3 Nos. 333-118738 and 333-118744) of CapitalSource Inc. and in the Related Prospectus’, (2) Registration Statement (Form S-8 No. 333-107725) pertaining to the CapitalSource Inc. Employee Stock Purchase Plan and the CapitalSource Inc. Second Amended and Restated Equity Incentive Plan, and (3) Registration Statement (Form S-8 No. 333-117422) pertaining to the Non-Plan Stock Options of CapitalSource Inc.; of our reports dated March 4, 2005, with respect to the consolidated financial statements of CapitalSource Inc., CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CapitalSource Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young

McLean, Virginia
March 10, 2005